EXHIBIT 21

                                                        SUBSIDIARIES

                                            STATE OR OTHER JURISIDICTION OF
SUBSIDIARY                                  INCORPORATION OR ORGANIZATION
----------                                  --------------------------------

1. Merocel Corporation                      Delaware
2. Merocel Foreign Sales Corp.(1)           Virgin Islands
3. Xomed, Inc.                              Delaware
4. Xomed International, Inc.                Delaware
5. Xomed Canada, Inc.(2)                    Canada
6. Xomed Australia PTY Limited (2)          Australia
7. Xomed U.K. Ltd. (2)                      Great Britain
8. Xomed France, S.A. (4)                   France
9. Xomed France Holdings I, LLC (2)         Delaware
10. Xomed France Holdings II, LLC (2)       Delaware
11. Xomed France Holdings, SNC (3)          France
12. Etablissements Boutmy, S.A.             France
13. Xomed Deutschland, GmbH (2)             Germany
14. Xomed - Treace, P.R. Inc.               Delaware
15. FESSCo., Inc.                           Delaware
16. TreBay Medical Corporaton               Delaware

(1) A subsidiary of Merocel Corporation.
(2) A subsidiary of Xomed International, Inc.
(3) A subsidiary of Xomed France Holdings I, LLC and Xomed France Holdings II,
    LLC
(4) A subsidiary of Xomed France Holdings, SNC